                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Brodsky, David C. Fisher and D. Neil Radey, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1934 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with Credit Suisse First Boston (USA), Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


             NAME                                             TITLE                                        DATE
             ----                                             -----                                        ----

 /s/ John J. Mack                                Director, President and Chief Executive Officer         March 18, 2002
--------------------------------------------     (Principal Executive Officer)
John J. Mack

/s/ David C. Fisher                              Chief Financial and Accounting Officer                  March 18, 2002
--------------------------------------------     (Principal Financial and Accounting Officer)
David C. Fisher

/s/ Robert M. Baylis                             Director                                                March 18, 2002
--------------------------------------------
Robert M. Baylis

/s/ Brady W. Dougan                              Director, Head of Securities Division                   March 18, 2002
--------------------------------------------
Brady W. Dougan

/s/ Hamilton E. James                            Director, Chairman of Investment Banking Division       March 18, 2002
--------------------------------------------
Hamilton E. James

/s/ Philip K. Ryan                               Director                                                March 18, 2002
--------------------------------------------
Philip K. Ryan

/s/ Richard E. Thornburgh                        Director, Head of Finance and Risk                      March 15, 2002
--------------------------------------------
Richard E. Thornburgh

/s/ Maynard J. Toll, Jr.                         Director                                                March 18, 2002
--------------------------------------------
Maynard J. Toll, Jr.

/s/ Stephen R. Volk                              Director, Managing Director                             March 18, 2002
--------------------------------------------
Stephen R. Volk


                                      -1-